Exhibit 6.67

PURCHASE AND SALE AGREEMENT

Offer Date: 10/29/2025

GeorgiaREALTORS®

2025 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: 194 Gavin Way
   City Rincon, County Effingham, Georgia, Zip Code 31326
   MLS Number: SA332684 Tax Parcel I.D. Number: R277000000035000
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☑ (1) attached as an exhibit hereto;
   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☐ (3) the same as described in Deed Book ________, Page ________, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ________ of the ________ District ________ Section/ GMD, Lot ________, Block ________, Unit ________, Phase/Section ________ of ________ Subdivision/Development, according to the plat recorded in Plat Book ________, Page ________, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $ 380,000.0

3. **Seller's Monetary Contribution toward Buyer's Costs at Closing:** $ 0

4. **Closing Date and Possession.**
   Closing Date shall be 11/26/2025 with possession of the Property transferred to Buyer
   ☑ upon Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM **OR** ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Closing Law Firm ("Closing Attorney").** Blueprint Title / Hankin and Pack **Phone Number:** ________

6. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) Blueprint Title/Hankin and Pack

7. **Earnest Money.** Earnest money will be paid to Holder in a method of payment acceptable to the Holder.
   ☐ **a.** $ ________ as of the Offer Date.
   ☑ **b.** $2,000.00 within 2 days from the Binding Agreement Date.
   ☐ **c.** ________.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 10 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay directly to Seller additional option money of $________ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at Closing and shall not be refundable to Buyer unless the Closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☑ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction.**
   a. **Buyer's Broker is** Susanne Flynn **and is:**
   (1) ☑ representing Buyer as a client.
   (2) ☐ working with Buyer as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where:
   ________ has been assigned to exclusively represent Buyer.
   b. **Seller's Broker is** Keller Williams Coastal Area Partners **and is:**
   (1) ☑ representing Seller as a client.
   (2) ☐ working with Seller as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where:
   ________ has been assigned to exclusively represent Seller.
   c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows:

11. **Time Limit of Offer.** The Offer set forth herein expires at 12 o'clock pm.m. on the date 10/30/2025.

Buyer(s) Initials [initialed, 10/29/25 10:47 AM PDT dotloop verified] ________ Seller(s) Initials ________ ________

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. **Purchase and Sale.**
   a. **Warranty:** Seller warrants that at the time of Closing Seller will convey good and marketable title to said Property by limited warranty deed subject to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; (4) any title objection(s) raised by Buyer prior to Closing, which Seller was able to satisfy as set forth in the Examination section below or which Buyer waives; and (5) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement and the Closing of the sale of the Property to Buyer shall not terminate any such leases.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the Closing. If Seller fails or is unable to satisfy valid title objections at or prior to the Closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Notwithstanding anything to the contrary contained herein, Seller shall be deemed to have satisfied Buyer's title objections if Seller can deliver good and marketable title to the Property, which for all purposes herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy, if such a policy can be issued on the Property or for the Buyer in this transaction.

2. **Purchase Price to be Paid by Buyer.** The purchase price shall be paid in U.S. Dollars by such method of delivery acceptable to the Closing Attorney including, but not limited to, wire transfer of immediately available funds. Where this Agreement refers to sales price, it shall mean the same thing as the purchase price.

3. **Closing Costs.**
   a. **Seller's Monetary Contribution toward Buyer's Costs at Closing:** At Closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any compensation obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller.
   b. **Additional Items Paid by Seller:** In addition to the above, the Seller shall also pay the fees and costs necessary for Seller to convey good and marketable title to the Property and costs and fees of the Closing Attorney: (1) to obtain, prepare and record title curative documents, payoffs and estoppel letters; (2) for Seller not attending the Closing in person; and (3) to handle and deliver Seller's payoffs and proceeds.
   c. **Items Paid by Buyer:** At Closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close or relating to the transaction.
   d. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of Closing shall be prorated as of the date of Closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, the party who paid less than their pro rata share of taxes to the other party at Closing or collected more than their pro rata share of taxes from the other party at Closing, shall upon the issuance of the actual tax bill or any appeal being resolved, promptly pay the other party the amount necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at Closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession.**
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the Closing Date for eight (8) days upon notice to the other party given prior to 8:00 p.m. on the date of Closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); or (2) Buyer's mortgage lender (including in transactions where the financing contingency has expired) or the Closing Attorney is delayed and cannot fulfill their respective obligations by the date of Closing, provided that the delay is not caused by Buyer. The party unilaterally extending the Closing Date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the Closing Date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, fobs, access cards, codes and other similar equipment allowing access to the Property, the community, and community amenities. In the event Seller is required to return the above items to a third-party, Seller shall provide Buyer with instructions on how to contact the third-party to obtain such items.
   c. **Devices and Fixtures:** Except as set forth above, if a system, device, or fixture conveyed with the Property ("Device") cannot be operated without a specific controller, then not later than time of possession, Seller will provide Buyer with all controllers which are required for the operation of the Devices. Seller will also provide Buyer with all Device credentials, including but not limited to usernames and passwords, for all Devices including access and guest codes OR Seller may reset Devices to factory defaults and provide Buyer with default credentials for all Devices. Seller will terminate Seller's administrative access and any access granted to a third-party. The cost of transferring third-party support to these Devices and confirming that Seller's and/or third-parties' administrative access is terminated is the responsibility of the Buyer.

5. **Closing Law Firm.** Buyer shall have the right to select the Closing Attorney to close this transaction, and hereby selects the Closing Attorney referenced herein. In all cases where an individual Closing Attorney is named in this Agreement but the Closing Attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the Closing Attorney. If Buyer's mortgage lender refuses to allow that Closing Attorney to close this transaction, Buyer shall select a different Closing Attorney acceptable to the mortgage lender. The Closing Attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing. In transactions where the Buyer does not obtain mortgage financing, the Closing Attorney shall represent the Buyer in preparing the Closing documents, attempting to clear title of the Property to the satisfaction of the title insurance company, conducting the Closing, disbursing funds according to the settlement statement signed by the parties and Closing Attorney, timely recording deeds and issuing an owner's title insurance policy. Other than those services specifically listed above, nothing herein shall obligate the Closing Attorney to perform other legal services, including, but not limited to, certifying or warranting title of the Property, for the Buyer, except pursuant to a separate engagement agreement signed by the Closing Attorney and the Buyer.

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived. In the event Holder's bank charges any fees related to Buyer's check being dishonored, Buyer stopping payment, or Buyer's failure to deliver Earnest Money, Holder shall notify the Buyer and the Buyer shall immediately reimburse Holder the cost of the fees in addition to fulfilling their earnest money obligations.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at Closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the Closing of the Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that: 1) Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made; and 2) no interpretation shall be made by Holder dividing the earnest money between Buyer and Seller. Any party, real estate licensee or any other person having knowledge of or an interest in the disbursement of the earnest money may object to or provide information regarding the proposed disbursement by giving written notice of the same to Holder within the above referenced notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection or other information and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Buyer's Right to Inspect Property:** Unless otherwise specified herein, the Property is being sold in "as-is" condition with any and all faults. Therefore, Buyer and/or Buyer's representative(s) have the right to carefully inspect the Property to make sure it meets the needs of the Buyer. **If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at www.dea.gov.**

b. **Buyer's Responsibility to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer is solely responsible for becoming familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime, schools, zoning and land use, and government and transportation maps and plans. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.** Neither Seller nor Seller's Broker shall have any duty to disclose information about sex offenders in the neighborhood.

c. **Buyer's Inspection Rights Continue through Closing:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the continuing right through Closing to enter the Property at Buyer's expense and at reasonable times to, among other things, and without limitation, conduct inspections, examinations, evaluations, appraisals, surveys and tests, meet contractors and vendors, measure for renovations, determine the condition of the Property and confirm that any agreed upon repairs have been made. Seller shall cause all utilities, systems and equipment to be on and all parts of the house to be accessible, including basements, attics, and crawlspaces so that Buyer may complete all inspections.

d. **Buyer's Inspection Indemnification Obligations: Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages related to the exercise of the above inspection rights by Buyer and Buyer's representatives, and Buyer shall promptly pay Seller the actual cost to restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was prior to such testing or evaluations. Notwithstanding the above, this indemnification obligation shall not apply to damage resulting from defects in the Property uncovered during the inspection of the Property.**

e. **Due Diligence Period:** If the Property is being sold subject to a Due Diligence Period, then: a) this Agreement shall be an option contract during which time Buyer shall have the option, for any reason or for no reason, to terminate this Agreement upon notice to the Seller given prior to the expiration of the Due Diligence Period, in which case Buyer shall be entitled to a return of Buyer's earnest money without penalty; b) Buyer may, during the Due Diligence Period, seek to amend this Agreement to address any concerns Buyer has with the Property or this Agreement; and c) if Buyer has not terminated this Agreement as set forth above, Buyer shall accept the Property in "as-is" condition, subject to any amendment to this Agreement to address concerns agreed to by the parties.

f. **Seller's Duty to Disclose**: Seller shall disclose to Buyer any and all known latent or hidden defects in the Property that could not be discovered by the Buyer during a reasonably careful inspection of the Property.

g. **Warranties Transfer:** Seller agrees to transfer to Buyer, at Closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

h. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to Closing unless otherwise agreed to in writing by the Buyer and Seller.

9. **Lead-Based Paint and Paint Hazard Evaluation.** If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978. Buyer shall have the right to conduct a lead hazard evaluation within ten (10) days from the Binding Agreement Date (or other mutually agreed upon time period) and to terminate this Agreement without penalty upon notice to Seller if lead-based paint and/or lead hazards are found (unless these rights are waived by Buyer in the Lead-Based Paint Exhibit (F316)). If the Lead-Based Paint Exhibit (F316) gives Buyer the right to terminate this Agreement if lead-based paint or lead hazards are found and such notice of termination is not given within ten (10) days from Binding Agreement Date (or other mutually agreed upon time period), the right to terminate for lead-based paint and/or lead hazards shall be waived.

10. **Brokerage Relationships and Compensation in this Transaction.**

a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) **No Agency Relationship:** Buyer and Seller acknowledge that: a) if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party; and b) if the same brokerage firm is representing one party as a client and working with the other party as a customer, the Broker and all of Broker's affiliated licensees are representing the client.

(2) **Consent to Dual Agency:** If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. **Designated Agency Disclosure:** If Broker in this transaction is acting in a designated agency capacity, where one or more licensees of Broker are exclusively representing Buyer and one or more other licensees of Broker are exclusively representing Seller, Buyer and Seller consent to the same and acknowledge that each designated agent or agents shall exclusively represent the party to whom each has been assigned as a client.

b. **Compensation of Broker(s):** Buyer and Seller shall be obligated to pay their respective Compensation obligations, if any, to Broker(s) in full at Closing and as a pre-condition to Closing (so long as the same is permitted by Buyer's mortgage lender). The Closing Attorney is hereby authorized and directed to: (i) show the Compensation of the respective Broker(s) on the settlement statement at Closing; and (ii) disburse such Compensation to Broker(s) upon the consummation of Closing pursuant to the agreement(s) of party paying and receiving such Compensation. The acceptance by the Broker(s) of partial Compensation at Closing shall not relieve the party owing the same from paying the remainder after the Closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of Broker's Compensation).

c. **Disclaimer:** Buyer and Seller have not relied upon any representations of Brokers other than what is included in this Agreement or in an amendment thereto. This shall include representations made after this Agreement is entered into. Brokers shall have no duty to determine whether the identities of the Buyer and/or Seller are legitimate or inspect the Property for defects, hazardous conditions and/or repairs. The Brokers herein shall have no duty to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural, soils or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. Buyer and Seller further acknowledge that Brokers have no duty to ensure that Seller has terminated Seller's and/or third-parties' administrative access to Devices.

11. <u>Time Limit of Offer</u>. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. <u>Notices</u>.

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party set forth herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient.

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker representing a party in a client relationship shall be the authorized agent of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall only be effective if the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) whether or not it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker are authorized to receive notices delivered by a Delivery Service. The Broker and the Broker's staff shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent(s) of a client shall be the authorized agent(s) of the client for the purposes of receiving notice.

2. <u>Default</u>.

a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty. Unless Seller has otherwise waived Seller's right to terminate due to the Buyer's failure to pay earnest money, Seller may, after the termination of this Agreement, sue Buyer for any portion of the Earnest Money that was either not paid, returned for insufficient funds, or the payment of which was stopped.

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either (i) seek the specific performance of this Agreement or (ii) terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein, and Buyer may pursue any other remedy available at law.

c. **Rights of Broker:** The Brokers involved in this transaction shall be express third-party beneficiaries of this Agreement, shall have the right to enforce all provisions in this Agreement that benefit them or afford them rights and defenses and shall have all remedies at law or in equity in the event of a breach of this Agreement. In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to each Broker involved in the transaction an amount equal to the Compensation each Broker would have received had the transaction closed. If the same Broker is working with or representing the buyer and seller in the transaction, the Compensation the Broker shall be entitled to in the event of the default shall be the total Compensation the Broker would have received from all parties in the transaction had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of Compensation to be paid to any broker involved in this transaction are incorporated herein by reference. Additionally, upon the request of any party to the transaction, the Broker(s) shall disclose in writing the Compensation they will receive when the transaction closes so that the party knows the exact amount of liquidated damages they will be obligated to pay should the party default herein.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and Compensation claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of Closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to Closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of Closing shall be extended until the earlier of one year from the original date of Closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**

a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property or a portion thereof becomes subject to a condemnation proceeding or if Seller has received notice of a pending condemnation proceeding; and (2) provide Buyer with all written communications regarding the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.

b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the Closing Attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.

c. **Delays Caused by Emergencies:** If at any point after the Binding Agreement date the Governor of Georgia declares a state of emergency for the county in which the Property is located, all unexpired time deadlines herein, including but not limited to the Closing Date, shall automatically extend for the number of days the emergency exists in that county, but not more than eight (8) days. Nothing herein shall prevent the parties by mutual agreement from proceeding forward without extending such deadlines. No deadline shall be extended if this Agreement becomes a binding agreement during a state of emergency.

d. **Digital Signatures:** For all purposes herein, a digital or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the Buyer's mortgage lender or the other party.

e. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the Closing Attorney, mortgage lender and/or the title insurance company to meet their respective requirements.

f. **Entire Agreement, Modification and Assignment:** Except for any Pre-Showing Compensation Agreement or other separate agreement for the payment of Broker's Compensation, that is not a part of or amended by this Agreement, this Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement and shall be binding upon any party hereto. This Agreement may not be amended, deemed to have been mutually departed from or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may only be assigned (SS611) or listed for sale in a multiple listing service by Buyer prior to Closing with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement, including but not limited to, the obligation to pay the Compensation owed by the assignor.

g. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of Closing.

h. **FIRPTA Affidavit:** Unless Seller is a "foreign person", as that term is defined in Section 1445(f)(3) of the Internal Revenue Code, Seller shall deliver to the Closing Attorney at Closing a FIRPTA (Foreign Investment in Real Property Tax Act) Affidavit indicating that Seller is not a "foreign person". If Seller is a "foreign person", additional taxes may need to be withheld at Closing.

i. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. These forms are generic and written with the interests of multiple parties in mind. The parties agree to carefully review the GAR Forms to be used in this transaction and modify the same to meet their specific needs. If any party has any questions about their rights and obligations under any GAR form, they should consult an attorney. Provisions in the GAR Forms may be subject to differing interpretations by our courts other than what the parties may have intended. Our courts may at times strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

j. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

k. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

l. **No Recording of Agreement:** Buyer shall not record (or permit to be recorded) this Agreement or any memorandum or summary thereof in the Office of Land Records. Buyer shall be liable for damages for violating this section of the Agreement. Nothing herein shall prohibit Buyer from recording a *lis pendens* as part of filing a lawsuit claiming an interest in the Property.

m. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

n. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

o. **Property to Be Delivered in Clean Condition:** Notwithstanding any other provision to the contrary, at the time of possession, Seller shall deliver the Property in clean condition, free of trash, garbage, debris, pets and personal property of the Seller not otherwise identified as remaining with the Property. This section shall apply even in transactions where the Property is being sold as-is.

p. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:

(1) Handwritten changes shall control over pre-printed or typed provisions;

(2) Exhibits shall control over the main body of the Agreement;

(3) Special Stipulations shall control over both exhibits and the main body of the Agreement, including handwritten changes thereto;

(4) Notwithstanding the above, the Amendatory Clause in the FHA or VA Exhibit shall control over inconsistent or conflicting provisions contained elsewhere in this Agreement. Buyer and Seller acknowledge and agree that the "Agreement to Seek Amendment to Purchase Price Prior to Termination" section in the FHA or VA Exhibits does not conflict and is not inconsistent with the Amendatory Clause.

(5) Except as otherwise provided herein, this agreement and any amendment thereto shall be enforceable, as between the parties, even without the signature of any Broker referenced herein. Notwithstanding the above, if any provision(s) in this Agreement, including a provision(s) in any amendment hereto, changes the total amount of Compensation due to any Broker from the total amount of Compensation said Broker has previously agreed to in writing, then such change to the Broker's Compensation shall only be binding if the Broker impacted by such change consents to the same in writing. If a Buyer's Broker Compensation Exhibit (F259) is attached as an exhibit to this Agreement, this Agreement shall not be enforceable unless this Agreement or such Buyer's Broker Compensation Exhibit is initialed by the Buyer's Broker and, in cases where the Seller's Broker is sharing a portion of its Compensation with the Buyer's Broker, the Seller's Broker.

(6) If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation fully and accurately reflects that party's intentions; b) accepts each special stipulation as if it were written by such party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation.

(7) If Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

q. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within one (1) year from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

r. **Survival of Agreement:** The following shall survive the Closing of this Agreement: (1) the obligation of a party to Compensation referenced herein; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) Buyer's indemnification obligations arising out of the inspection of the Property by Buyer and Buyer's representatives; (5) the section on condemnation; (6) the section on attorney's fees; (7) the obligations of the parties regarding ad valorem real property taxes; (8) obligations set forth in the Devices and Fixtures Section; (9) Seller's liability for not timely removing items from the Property that Seller agreed to remove; and (10) any obligations which the parties herein agree shall survive the Closing or may be performed or fulfilled after the Closing.

s. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

t. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day:** A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date:** The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker:** In this Agreement, the term "Broker" shall mean the licensed Georgia real estate broker(s) or brokerage firm(s) and their affiliated licensees in this transaction except as may be specifically provided otherwise herein.

d. **Business Day:** A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Client:** "Client" shall mean a party who is being represented by a Broker pursuant to a written brokerage engagement agreement.

f. **Closing:** The Closing shall be the event in which the parties consummate the transaction set forth in this Agreement by: (1) the Seller tendering the deed referenced herein to the Property; (2) the Buyer paying the required consideration hereunder; (3) both parties properly signing all documents and paperwork as required by the Closing Attorney; and (4) both parties fulfilling other agreements set forth herein that must be fulfilled by the Closing (unless the same have been waived or amended). The Closing shall be deemed consummated when the Closing Attorney confirms to the parties that the Closing Attorney is in receipt of all required paperwork, funds, and approvals necessary to complete the transaction and directs for funds to be disbursed and documents to be recorded. All parties acknowledge that the deed will not normally be recorded in the land records on the day of Closing, and the payment of the sales proceeds may not always be made to Seller on the day of Closing (even though the Closing has been consummated) due to certain circumstances such as, for example, the Seller not being at the Closing in person, the Closing occurring after the cutoff for wiring funds that day, or the terms of an escrow agreements signed by the Seller have not been fulfilled resulting in which a portion of Seller's funds being held back.

g. **Compensation:** The term "Compensation" as used in this Agreement shall mean the compensation to be received by Broker, for performing real estate brokerage services in this transaction, regardless of whether it is a flat fee, percentage, bonus or some other method of compensation.

h. **Customer:** The term "Customer" shall mean a party or parties who are not being represented as clients by the Broker with whom the party or parties are working and for whom the Broker may only perform ministerial acts.

i. **Day:** For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.

j. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

k. **Use of Initials "N/A":** The use of the initials "N/A" or "N.A." in filling out a blank in this Agreement shall mean "not applicable".

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or Seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, Closing Attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or Sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the Seller's proceeds from the Closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or Seller wiring instructions. The buyer and/or Seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and Sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and Sellers should be on special alert for: 1) emails directing the buyer and/or Seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **HEIGHTENED IDENTIFICATION PROCEDURES TO HELP PREVENT FRAUD; COVENANT NOT TO SUE:** There has been a significant increase in criminals attempting to sell properties they do not own by posing as the owners of those properties. To help prevent such crimes, Seller shall immediately, upon request of either the Seller's Broker and/or the Closing Attorney: 1) provide the requesting party with information confirming the Seller's identity, including a current government issued photo identification; 2) meet in person or through audio-visual conferencing to confirm the Seller's identity; and 3) if the Seller is a legal entity, provide the requesting party with the organizational and operating documents of such entity and current photo identification and either meet in-person or in audio-visual meeting with the executor, manager, trustee, general partner, officer, administrator, or other person in a comparable role of the legal entity to confirm their identity. Seller further agrees to cooperate with the Closing Attorney's heightened identification procedures which shall at least meet the standards, if any, supplied by a title insurance company for whom the Closing Attorney is an agent. Seller acknowledges that the transaction may not be able to close unless such procedures are followed. In the event Seller breaches its obligations hereunder, Seller shall be in default of this Agreement. Buyer acknowledges that identity theft may occur regardless of the measures undertaken by the parties, their respective brokers and the attorney(s) involved in the transaction to confirm the Seller's identity. For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer covenants not to sue any Broker(s) and/or the Closing Attorney involved in this real estate transaction for damages arising out of or relating to a fraudulent Seller.

8. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF COMPENSATION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMPENSATION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO COMPENSATION IS PAID TO BROKER, THAN THE SUM OF $100; AND**
   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

9. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☐ Buyer's Broker Compensation Exhibit (F259) "~~A~~" MC 10/29/25 3:28 PM EDT dotloop verified
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "E"
- ☑ Community Association Disclosure Exhibit (F322) "C"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☐ Lead-Based Paint Exhibit (F316) "_______"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☑ Legal Description Exhibit (F807 or other) "A"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☑ No Financing Contingency Exhibit (F401) "B"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☑ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "D"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☑ Other Arrived Addendum Exhibit-F
- ☑ ~~Other All Cash Sale "B"~~ MC 10/29/25 3:28 PM EDT dotloop verified
- ☐ Other

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

1. Commission paid by Sellers to Buyer's agent will be 3%.
2. Contingent on Arrived Addendum attached hereto.
3. All appliances will remail including but not limited to refrigerator, dishwasher, microwave, range.
4. All parties to use Blueprint Title for closing and to issue title.
5. Contract to be assigned to an LLC of buyer's choice at closing.

☐ **Additional Special Stipulations (F246) are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

If Buyer or Seller is a legal entity, this Agreement must be signed by one or more authorized persons, as required in the entity's legal documents. The person's signature must include the capacity in which the person is signing, such as "Trustee", "General Partner", "Manager", "President", etc.

Buyer Acceptance and Contact Information

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns

dotloop verified 10/29/25 10:47 AM PDT OGCN-2OY6-9NG2-IVIL

1 Buyer's Signature

Arrived Manager, LLC

Print or Type Name   Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

acquisitions@arrived.com

Buyer's E-mail Address

2 Buyer's Signature

Print or Type Name   Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

Megan Creager

dotloop verified 10/29/25 3:28 PM EDT 4TTK-TG8R-V7D0-TGYW

1 Seller's Signature

Meagan Creager

Print or Type Name   Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

[redacted]

Seller's E-mail Address

2 Seller's Signature

Print or Type Name   Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Buyer Brokerage Firm

Susanne Flynn

dotloop verified 10/29/25 12:08 PM CDT VOFG-PDIC-WG4D-90W3

Broker/Affiliated Licensee Signature   Date

Susanne Flynn   394046

Print or Type Name   GA Real Estate License #

[redacted]

Licensee's Phone Number   Fax Number

[redacted]

Licensee's E-mail Address

GAR

REALTOR® Membership

1057 Avery Trace Cir, Hendersonville, TN 37075

Broker's Address

[redacted]

Broker's Phone Number   Fax Number

80026

MLS Office Code   Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

Keller Williams Coastal Area Partners

Seller Brokerage Firm

Broker/Affiliated Licensee Signature   Date

Kristin Brown/Wendy Miner   301485/424729

Print or Type Name   GA Real Estate License #

[redacted]

Licensee's Phone Number   Fax Number

[redacted]

Licensee's Email Address

SAR/GAMLS

REALTOR® Membership

329 Commercial Dr Suite 100 Savannah Ga 31406

Broker's Address

[redacted]

Broker's Phone Number   Fax Number

850   H-47665

MLS Office Code   Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of
and has been filled in by

COUNTEROFFER TO OR MODIFICATION OF THE UNACCEPTED ORIGINAL OFFER

This Counteroffer is made at 3:30 o'clock P .m. on the date of 10/29/2025.

2025 Printing

This is a Counteroffer to or modification of, as the case may be, (hereinafter collectively "Counteroffer") the unaccepted original offer set forth in the Purchase and Sale Agreement dated 10/29/2025 including all exhibits attached hereto or incorporated by reference therein ("Original Offer") for property located at: 194 Gavin Way, Rincon, Georgia 31326 ("Property").

A. Previous Counteroffers Rejected. The party making this Counteroffer acknowledges that in doing so: 1) it constitutes a rejection of the Original Offer as presented and all previous counteroffers; 2) the Original Offer and all previous counteroffers are no longer available for acceptance; 3) no previous counteroffer(s) shall be considered a part of any agreement between the parties; and 4) nothing requires the other party to continue the negotiations.

B. Relationship between Original Offer and This Counteroffer. The Original Offer is hereby incorporated by reference into this Counteroffer. However, the terms of this Counteroffer shall modify and control over any conflicting or inconsistent provisions contained in the Original Offer.

C. Effect of Accepting This Counteroffer. When this Counteroffer is signed by the Buyer and Seller and a copy of the same is delivered to both parties, the Original Offer as modified by this Counteroffer constitutes a legally binding agreement. Since the Original Offer (including all exhibits thereto) is incorporated by reference into this Counteroffer, only this Counteroffer needs to be signed to create a legally binding agreement between the parties.

D. Clean Copy of Agreement. At any time prior to closing, either party if so requested by the other shall sign a conformed or "clean" copy of the Agreement combining the terms of Original Offer with the controlling and supplemental provisions of this Counteroffer into one (1) document, including initialing or signing, as the case may be, all exhibits. (Include SS622 Conformed Copy of Agreement in conformed or "clean" copy of Agreement)

E. Terms and Conditions. The following terms and conditions of the Original Offer are modified as follows: ***[The sections not filled in or marked N/C (for "no change" which shall mean that no change is being proposed to that section of the agreement) shall not be a part of this Counteroffer and shall remain the same as set forth in the Original Offer.]***

Purchase Price of Property to be Paid by Buyer: $ ____________	**Closing Costs:** **Seller's Contribution at Closing: $**____________
Closing and Possession. Closing Date shall be ____________ with possession of the Property transferred to Buyer at ☐ Closing **OR** ☐ _____ days after Closing at _____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).	
Holder of Earnest Money ("Holder"): (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) ____________	**Closing Law Firm ("Closing Attorney"):** ____________ **Phone Number:** ____________
Earnest Money: Earnest money will be paid to Holder in a method of payment acceptable to the Holder. ☐ 1. $____________ as of the Offer Date. ☐ 2. $____________ within _____ days from the Binding Agreement Date. ☐ 3. ____________	
Inspection and Due Diligence. Property is being sold subject to a Due Diligence Period of ____________ days from the Binding Agreement Date.	
Time Limit of this Counter Offer: This Counteroffer, which incorporates and controls over the Original Offer, shall expire at 10 o'clock P .m. on the date of 10/29/2025 unless prior to that time it is accepted in writing and notice (as that term is defined in the Original Offer) is delivered to the party who made the Counteroffer.	

Buyer(s) Initials JT 10/29/25 1:19 PM PDT dotloop verified ____________ Seller(s) Initials MC 10/29/25 3:28 PM EDT dotloop verified ____________

F. Other Modifications to the Original Offer:

1. Seller's Broker shall pay Buyer's Broker 2.4% (Two Point Four) compensation of the purchase price.

☐ **Additional pages are attached.**

Buyer(s) Initials JT 10/29/25 1:19 PM PDT dotloop verified ______ Seller(s) Initials MC 10/29/25 3:28 PM EDT dotloop verified ______

This Counteroffer is made at o'clock m. on the date of .

By signing this Counteroffer, Buyer and Seller acknowledge that they have each read and understood this Counteroffer and agree to its terms.

If Buyer or Seller is a legal entity, this Agreement must be signed by one or more authorized persons, as required in the entity's legal documents. The person's signature must include the capacity in which the person is signing, such as "Trustee", "General Partner", "Manager", "President", etc.

Buyer Acceptance and Contact Information

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns
dotloop verified 10/29/25 1:19 PM PDT 0AW0-D2US-OAOT-LQKY

1 Buyer's Signature

Arrived Fund Manager, LLC

Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 Buyer's Signature

Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

Megan Creager
dotloop verified 10/29/25 3:28 PM EDT CPFN-BHJY-JPFH-H6AF

1 Seller's Signature

Megan Creager

Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 Seller's Signature

Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Flynn Realty

Buyer Brokerage Firm

Broker/Affiliated Licensee Signature Date

Susanne Flynn
dotloop verified 10/29/25 2:48 PM CDT 7QZ1-KDLI-EOVZ-3IQA

394046

Print or Type Name GA Real Estate License #

[redacted]

Licensee's Phone Number Fax Number

[redacted]

Licensee's E-mail Address

GAR

REALTOR® Membership

1057 Avery Trace Circle Hendersonville, TN 37075

Broker's Address

[redacted]

Broker's Phone Number Fax Number

80026

MLS Office Code Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

Keller Williams Coastal Area Partners

Seller Brokerage Firm

Kristin Brown/Wendy Miner
dotloop verified 10/29/25 3:13 PM EDT IDTT-RYXZ-FO2F-6I1O

Broker/Affiliated Licensee Signature Date

Kristin Brown/Wendy Miner 301485/424729

Print or Type Name GA Real Estate License #

[redacted]

Licensee's Phone Number Fax Number

[redacted]

Licensee's Email Address

SAR/GAMLS

REALTOR® Membership

329 Commercial Dr Suite 100 Savannah Ga 31406

Broker's Address

[redacted]

Broker's Phone Number Fax Number

850 H-47665

MLS Office Code Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date and has been filled in by Kristin Brown/Wendy Miner
dotloop verified 10/29/25 4:39 PM EDT VPC9-T61N-RCAG-EXLH

PRE-SHOWING COMPENSATION AGREEMENT

2025 Printing

RE: This 16 day of June, 20 25 for Property located at 194 Gavin Way, Rincon, 31324 ("Property").

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Seller and/or Seller's Broker, depending on who is paying the compensation to the Buyer's Broker, hereby confirms to Buyer's Broker the compensation for professional brokerage services ("Compensation") to which Buyer's Broker shall be entitled in the event the buyer with whom Buyer's Broker is working with or representing (and who will be identified in any offer made by such buyer through Buyer's Broker) contracts to purchase and closes on the Property. Such Compensation shall be paid to Buyer's Broker by the party identified below at the Closing of such transaction. The Agreement is contingent upon the offer to purchase that is made through the Buyer's Broker working with or representing the Buyer being delivered to Seller's Broker within 361 days of the above-referenced date. The offer of Compensation shall expire if no offer to purchase the property is made within this time frame and this Pre-Showing Compensation Agreement is not otherwise extended by agreement of the Buyer's Broker and the party or Broker paying the Compensation. While this is a compensation agreement between the Seller or Seller's Broker, as the case may be, and Buyer's Broker, this Pre-Showing Compensation Agreement shall only be enforceable if the offer to purchase the above-referenced property is signed by the same authorized representative of Buyer's Broker who signs this Pre-Showing Compensation Agreement.

1. **Compensation Being Offered to Buyer's Broker.**
   A. The Compensation being offered to Buyer's Broker shall be paid to Buyer's Broker at the closing of the purchase and sale contract as follows: *[Select one. The boxes not checked shall not be a part of this Agreement.]*
   - ☑ two point forty percent (2.4%) of the purchase price;
   - ☐ $____________________;
   - ☐ ____________________ (other)

   B. The above-referenced Compensation shall be paid by: *[Select one. The boxes not checked shall not be a part of this Agreement.]*
   - ☐ Seller (in addition to the Compensation Seller is paying to Seller's Broker)
   - ☑ Seller's Broker (out of the Compensation Seller is paying to Seller's Broker)
   - ☐ Seller and Seller's Broker as set forth in the "other" section above.

2. **General.**
   A. Neither Broker shall have a claim for Compensation against the other in the event a closing does not occur.
   B. Buyer's Broker and all other parties and Brokers signing this Agreement shall have the right to rely on this offer of Compensation set forth herein as a binding offer that cannot be changed by Seller or Seller's Broker without the written permission of Buyer's Broker once the Property is shown by Buyer's Broker to the buyer with whom Buyer's Broker is working or representing during the term of this Agreement.
   C. This Pre-Showing Compensation Agreement shall not modify or amend any separate agreement regarding Buyer's Broker's Compensation between Buyer's Broker and the buyer.
   D. If Buyer's Broker has a previous agreement with Seller and/or Seller's Broker regarding Buyer's Broker's Compensation related to the purchase and sale of the Property, this Pre-Showing Compensation Agreement shall modify and amend such agreement.
   E. Buyer's Broker and all other parties signing this Agreement shall have all remedies available at law or in equity in the event this Pre-Showing Agreement is breached.
   F. The offer of Compensation made herein shall only apply if the offer to purchase the Property that is ultimately accepted by Seller is made through the Buyer's Broker.
   G. If the Compensation being offered to Buyer's Broker is more than Buyer's Broker is permitted to accept, and the buyer does not consent to the additional Compensation being paid, then the offer of Compensation herein shall be reduced to the amount of Compensation Buyer's Broker is permitted to accept.
   H. Any licensee signing this Agreement on behalf of their Broker warrants that they have full authority to sign on behalf of and bind the Broker to this Pre-Compensation Agreement.
   I. For the transaction involving the parties and Broker(s) herein, this Pre-Showing Compensation Agreement shall modify any previous compensation agreement entered into by the Seller and Seller's Broker – if they both sign this Agreement.

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any preceding paragraph or any exhibit or addendum hereto shall control:

☐ **Additional Special Stipulations (F246) are attached.**

	Keller Williams Coastal Area Partners
Buyer Broker	Seller Broker
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — dotloop verified 10/29/25 1:19 PM PDT FDYJ-PDRQ-BC43-M8A7	Kristin Brown, Wendy Miner — dotloop verified 06/16/25 1:55 PM EDT APKL-1APU-7PQG-IVYZ
Buyer Broker's (or authorized representative's) Signature Date	**Seller Broker's (or authorized representative's) Signature** Date
Broker's Phone# 615-364-0948	Broker's Phone# 912-356-5001
Broker's FAX#	Broker's FAX# 912-356-5101
GAR	SAR
REALTOR® Membership	REALTOR® Membership

If Seller is paying Buyer's Broker Compensation referenced herein, Seller hereby signs this Agreement to confirm Seller's agreement to pay the Compensation to be made by Seller directly to the Buyer's Broker. SELLER DOES NOT NEED TO SIGN THIS AGREEMENT IF ALL COMPENSATION TO BE PAID HEREIN TO BUYER'S BROKER IS BEING PAID BY SELLER'S BROKER.

Seller's Signature Date

Seller's Signature Date

☐ **Additional Signature Page (F267) is attached.**

Legal Description
Exhibit "A"

ALL THAT CERTAIN LOT OR PARCEL OF LAND, WITH IMPROVEMENTS THEREON, SITUATE, LYING AND BEING IN THE STATE OF GEORGIA, COUNTY OF EFFINGHAM BEING SHOWN AND DESIGNATED AS **LOT 35**, UPON A PLAT THEREOF ENTITLED "A MAJOR SUBDIVISION OF THE COWAN FAMILY TRACT" PREPARED BY COLEMAN COMPANY, INC. BY DON EDWARD TAYLOR, JR., GRLS NO. 3417 FOR COWAN INVESTMENTS, LLC DATED AUGUST 25, 2021 AND RECORDED IN PLAT BOOK 29 AT PAGE 147 & 148 IN THE OFFICE OF THE CLERK OF THE SUPERIOR COURT OF EFFINGHAM COUNTY, GEORGIA. REFERENCE IS HEREBY MADE TO SAID PLAT FOR A COMPLETE AND ACCURATE DESCRIPTION AS TO THE METES, BOUNDS AND LOCATION OF THE PROPERTY. **SAID PROPERTY IS MORE COMMONLY KNOWN AS 194 GAVIN WAY, RINCON, GEORGIA 31326 AND HAVING A PIN NO. OF R2770-035.**

SUBJECT, HOWEVER, TO ALL VALID EASEMENTS, RIGHTS-OF-WAY AND RESTRICTIONS OF RECORD.

MC
06/14/25
10:52 AM EDT
dotloop verified

JT
10/28/25
6:49 PM PDT
dotloop verified

NO FINANCING CONTINGENCY
EXHIBIT "B"

GeorgiaREALTORS®

2025 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/28/2025 for the purchase and sale of that certain Property known as: 194 Gavin Way, Rincon, Georgia 31326.

1. **Method of Purchase**
   A. ☑ **All Cash Purchase:** Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash". The Buyer has no right to unilaterally extend the Closing Date for eight (8) days for reason of mortgage lender delay. Notwithstanding the above, Buyer shall have the right to extend the Closing Date for eight (8) days if the Closing Attorney is not ready except if the basis for the Closing Attorney not being ready is due to or related to the mortgage lender delay.

   OR

   B. ☐ **Financed Purchase with No Financing Contingency:** Buyer intends to obtain mortgage financing to pay for all or a portion of the sales price of the Property; provided, however, this Agreement shall not be subject to a financing contingency. Even though Buyer is obtaining a mortgage loan, the Buyer has no right to unilaterally extend the Closing Date for eight (8) days for reason of mortgage delay. Notwithstanding the above, Buyer shall have the right to extend the Closing Date for eight (8) days if the Closing Attorney is not ready except if the basis for the Closing Attorney not being ready is due to or related to the mortgage lender delay.

2. **Verification of Funds.** Within 1 days from the Binding Agreement Date, Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail the source of all Buyer's funds necessary to purchase the Property ("Required Information"). The Required Information shall consist of one or more of the following:
   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds in US Dollars of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds in US Dollars on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.
   C. If Option 1(B) is selected above, a loan commitment letter from a mortgage lender.

3. **Authorization and Security.** Buyer does hereby authorize Seller and Seller's Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Seller's Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☑ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   A. Type of Appraisal: The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(24)) with respect to the Property.
   B. Selection of Appraiser: The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (____________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. Rights of Buyer If Property Does Not Appraise: If Buyer has an appraisal contingency and any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price (F713) ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of Closing (excluding any extensions of the Closing resulting from the unilateral extension of the Closing Date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of Closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: JT 10/28/25 6:49 PM PDT dotloop verified ________

Seller's Initials: MC 10/29/25 3:28 PM EDT dotloop verified ________

COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT "C"

GeorgiaREALTORS®

2025 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/29/2025 for the purchase and sale of that certain Property known as: 194 Gavin Way, Rincon, Georgia 31324 ("Property").

Directions for Filling Out This Community Association Disclosure ("Disclosure"). Seller must fill out this Disclosure accurately and completely. If new information is learned by Seller which materially changes the answers herein, Seller must immediately update and provide Buyer with a revised copy of this Disclosure up until Closing. Notwithstanding Seller's duty to update this Disclosure, Seller's payment obligations pursuant to this Disclosure shall be based on Seller's initial disclosure (excluding payment obligations related to special assessments).

Buyer's Use of Disclosure. While this Disclosure is intended to give the Buyer basic information about the community in which Buyer is purchasing, Buyer should read the covenants and other legal documents for the community ("Covenants") to better understand Buyer's rights and obligations therein. The Buyer is advised to review "What to Consider When Buying Property in a Community Association" (CB16) and/or "What to Consider When Buying Property in a Condominium" (CB19).

A. KEY TERMS AND CONDITIONS

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER** (Select all that apply. The boxes not selected shall not be a part of this Exhibit)
   - ☐ Mandatory Membership Community Association (Condominium/Non-Condominium)
   - ☑ Mandatory Membership Community Association (Property Owners')
   - ☐ Mandatory Membership Age Restricted Community
     - ☐ All units are occupied by a person 62 or older.
     - ☐ At least 80% of the occupied units are occupied by at least one person who is 55 years of age or older
   - ☐ Mandatory Membership Master Association
   - ☐ Optional Voluntary Association
   - ☐ Voluntary Transitioning to Mandatory (Buyer shall be a ☐ voluntary or ☐ mandatory member)

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**

   a. Name of Association: Bragg and Asso
   Contact Person / Title: Michelel Widener
   Association Management Company:
   Telephone Number: [redacted]
   Email Address:
   Mailing Address: 112 Pleasant Home Rd, Ste B, Augusta, GA 30907
   Website:

   b. Name of Master Association:
   Contact Person / Title:
   Association Management Company:
   Telephone Number:
   Email Address:
   Mailing Address:
   Website:

3. **ANNUAL ASSESSMENTS**

   a. The Association Dues are paid in the following installment(s): (select the boxes that reflect how dues are paid):
   - ☑ $ 350 per year, fiscal year beginning on ______.
   - ☐ $ ______ per month;
   - ☐ $ ______ per quarter;
   - ☐ $ ______ semi-annually;
   - ☐ other: $ ______ per year ______.

b. If applicable, the Master Association Dues are paid in the following installment(s): (select the boxes that reflect how dues are paid):
☐ $____________ per year, fiscal year beginning on______________________________.
☐ $____________ per month;
☐ $____________ per quarter;
☐ $____________ semi-annually;
☐ other: $____________ per year____________________.

4. **SPECIAL ASSESSMENTS**
a. Buyer's total portion of all special assessments Under Consideration is $______________________
b. Buyer's total portion of all approved special assessments is $______________________
c. Approved Special Assessments shall be paid as follows: (Select all that apply. The boxes not selected shall not be a part of this Agreement) ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ Other: ______________________
d. Notwithstanding the above, if the Buyer's portion of any and all special assessment(s) that are passed or Under Consideration after the Binding Agreement Date is $____________________ or more, Buyer shall have the right, but not the obligation to terminate the Agreement upon notice to Seller, provided that Buyer terminates the Agreement within five (5) days from being notified of the above, after which Buyer's right to terminate shall be deemed waived.

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**
Buyer will pay $______________ for all Transfer, Initiation, and Administrative fees. Seller will pay any Transfer, Initiation, and Administrative Fees above this amount.

6. **OTHER ASSOCIATION EXPENSES (IF APPLICABLE)**
☐ a. A fee for ____________________________________ is currently $_____________ per Year and is paid in _______ installments. This fee does not include Association Dues or any Transfer, Initiation, and Administrative Fees.
☐ b. **Utility Expenses**. Buyer is required to pay for utilities which are billed separately by the Association and are in addition to any other Association assessments. The Association bills separately for: ☐ Electric ☐ Water/Sewer ☐ Natural Gas ☐ Cable TV ☐ Internet ☐ Other: ______________________

7. **ASSESSMENTS PAY FOR FOLLOWING SERVICES, AMENITIES, AND COSTS.** The following services, amenities, and costs are included in the Association annual assessment. (Select all which apply. Items not selected in Section 7.a. and/or Section 7.b. shall not be part of this Agreement).

a. **For Property costs include the following:**

☐ Cable TV	☐ Natural Gas	☐ Pest Control	☐ Other: ____________
☐ Electricity	☐ Water	☐ Termite Control	☐ Other: ____________
☐ Heating	☐ Hazard Insurance	☐ Dwelling Exterior	☐ Other: ____________
☐ Internet Service	☐ Flood Insurance	☐ Yard Maintenance	☐ Other: ____________

b. **Common Area / Element Maintenance costs include the following:**

☐ Concierge	☐ Pool	☐ Hazard Insurance	☐ Road Maintenance
☐ Gate Attendant	☐ Tennis Court	☐ Flood Insurance	☐ Other: ____________
☐ All Common Area Utilities	☐ Golf Course	☐ Pest Control	☐ Other: ____________
	☐ Playground	☐ Termite Control	☐ Other: ____________
☐ All Common Area Maintenance	☐ Exercise Facility	☐ Dwelling Exterior	☐ Other: ____________
	☐ Equestrian Facility	☐ Grounds Maintenance	☐ Other: ____________
☐ Internet Service	☐ Marina/Boat Storage	☐ Trash Pick-Up	☐ Other: ____________

8. **LITIGATION**. There ☐ **IS** or ☑ **IS NOT** any threatened or existing litigation relating to alleged construction defects in the Association in which the Association is involved. If there is such threatened or existing litigation, please summarize the same below:

☐ Check if additional pages are attached.

9. **VIOLATIONS**. Seller ☐ **HAS** or ☑ **HAS NOT** received any notice or lawsuit from the Association(s) referenced herein alleging that Seller is in violation of any rule, regulation, or Covenant of the Association. If Seller has received such a notice of violation or lawsuit, summarize the same below and the steps Seller has taken to cure the violation.

☐ Check if additional pages are attached.

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER**
   a. Some large or complex communities have one or more layers of associations, master associations, and sub-associations responsible for the administration of different portions of a community. While owners normally pay assessments to one association, that association may be responsible for making assessment payments to other associations. In other cases, an owner may be responsible for paying assessments directly to multiple associations.
   b. Defined: The primary purpose of a Community Association is to operate and administer the community, pay for common expenses, and enforce the Covenants.

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**
   a. **Consent of Buyer to Reveal Information to Association(s)**. Buyer hereby authorizes closing attorney to provide the Association with any contact information for the Buyer in its possession. The closing attorney may rely on this authorization.

3. **ANNUAL ASSESSMENTS**
   a. **Disclosure Regarding Fees**. Owners of property in communities where there is a Mandatory Membership Community Association are obligated to pay certain recurring fees, charges, and assessments (collectively "Fee") to the Association. Fees can and do increase over time and, on occasion, there may be the need for a special assessment. The risk of paying increased Fees is assumed by the Buyer.
   b. **Buyer shall pay** a) any pre-paid regular assessment (excluding Special Assessments) due at Closing for a period of time after Closing; and b) move-in fees, including fees and security deposits to reserve an elevator as these fees are not considered Transfer, Initiation, and Administrative Fees.
   c. **Seller shall pay** a) all Fees owing on the Property which come due before the Closing so that the Property is sold free and clear of liens and monies owed to the Association; b) any Seller move-out Fees, foreclosure Fees or other fees specifically intended by the Association to be paid by Seller; and c) any Fee in excess of the sum disclosed in Section A(3) above for the remainder of the Association(s) fiscal year (which may or may not be based on a calendar year) for the fiscal year in which this Agreement closes.
   d. **Account Statement or Clearance Letter.** Seller shall pay the cost of any Association account statement or clearance letter ("Closing Letter") including all amounts required by the Association or management company to be pre-paid in order to obtain such Closing Letter. Seller shall not be reimbursed at Closing for any amounts prepaid in order to obtain the Closing Letter. Within two (2) days of notice from the closing attorney, Seller shall pay for the Closing Letter as instructed by the closing attorney. Seller's failure to follow the instructions of the closing attorney may cause a delay in Closing and/or result in additional fees being charged to Seller. Closing Letter fees are not transfer, Initiation, and Administrative Fees and shall be paid by the Seller regardless of the amount disclosed by the Seller in Section A5 above.

4. **SPECIAL ASSESSMENTS**
   a. **Under Consideration:** For all purposes herein, the term "Under Consideration" with reference to a special assessment shall mean that a notice of a meeting at which a special assessment will be voted upon, has been sent to the members of the Association. If a special assessment(s) has been voted upon and rejected by the members of the Association, it shall not be deemed to be Under Consideration by the Association. Seller warrants that Seller has accurately and fully disclosed all special assessment(s) passed or Under Consideration to Buyer. This warranty shall survive the Closing. ALL PARTIES AGREE THAT NEITHER SELLER NOR BROKER SHALL HAVE ANY OBLIGATION TO DISCLOSE ANY POSSIBLE SPECIAL ASSESSMENT IF IT IS NOT YET UNDER CONSIDERATION, AS THAT TERM IS DEFINED HEREIN.
   b. **Payment of Undisclosed Special Assessments:** With respect to special assessment(s) Under Consideration or approved before Binding Agreement Date that are either not disclosed or are not disclosed accurately by Seller to Buyer, Seller shall be liable for and shall reimburse Buyer for that portion of the special assessment(s) that was either not disclosed or was not disclosed accurately.
   c. **Payment of Disclosed Special Assessments:** With respect to special assessments, Under Consideration or approved and accurately disclosed above, if an unpaid special assessment is due but may be paid in installments, it shall be deemed to be due in installments for purposes of determining whether it is to be paid by Buyer or Seller. Installment payments due prior to or on Closing shall be paid by the Seller; and installment payments due subsequent to Closing shall be paid by the Buyer. Otherwise, the special assessment shall be paid by the party owning the Property at the time the special assessment is first due.
   d. **Special Assessments Arising after Binding Agreement Date:** With respect to special assessments that are only Under Consideration after the Binding Agreement Date and are promptly disclosed by Seller to Buyer:
      i. If the special assessment(s) is adopted and due, in whole or in part, prior to or on Closing, that portion due prior to or on Closing shall be paid by the Seller; and
      ii. If the special assessment(s) is adopted and due in whole or part subsequent to Closing, that portion due subsequent to Closing shall be paid by Buyer.

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**

a. **Buyer Pays:** Buyer shall pay any initiation fee, capital contribution, new member fee, transfer fee, new account set-up fee, fees similar to the above but which are referenced by a different name, one-time fees associated with closing of the transaction and fees to transfer keys, gate openers, fobs and other similar equipment (collective, "Transfer, Initiation, and Administrative Fees) to the extent the total amount due is accurately disclosed above. Advance assessments due at Closing for a period of time after Closing, shall not be Transfer, Initiation, and Administrative Fees and shall be paid by Buyer.

b. **Seller Pays:** Seller shall pay any Transfer, Initiation, and Administrative Fees in excess of the amount disclosed herein. In the event Seller fills in the above blank with "N/A", or anything other than a dollar amount, or is left empty, it shall be the same as Seller filling in the above blank with $0.00.

c. **Fees Defined:** All Transfer, Initiation, and Administrative Fees paid by Seller pursuant to this section are considered actual Seller fees and are not a Seller concession or contribution to the Buyer's cost to close.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns — dotloop verified 10/28/25 6:49 PM PDT LZAJ-TADE-ZPOH-OQIX

1 Buyer's Signature

Arrived Fund Manager, LLC

Print or Type Name

Date

2 Buyer's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

Megan Creager — dotloop verified 06/14/25 10:52 AM EDT GHDC-RRFQ-AZ4A-SULW

1 Seller's Signature

Megan Creager

Print or Type Name

06/11/2025

Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

SELLER'S PROPERTY DISCLOSURE STATEMENT EXHIBIT "D"

GeorgiaREALTORS®

2025 Printing

This Seller's Property Disclosure Statement ("Statement") is an exhibit to the Purchase and Sale Agreement with an Offer Date of 10/29/2025 for the Property (known as or located at: 194 Gavin Way Rincon, Georgia, 31324. This Statement is intended to make it easier for Seller to fulfill Seller's legal duty to disclose hidden defects in the Property of which Seller is aware. Seller is obligated to disclose such defects even when the Property is being sold "as-is."

A. INSTRUCTIONS TO SELLER IN COMPLETING THIS STATEMENT.
In completing this Statement, Seller agrees to:
(1) answer all questions in reference to the Property and the improvements thereon;
(2) answer all questions fully, accurately and to the actual knowledge and belief of all Sellers (hereinafter, collectively "Knowledge");
(3) provide additional explanations to all "yes" answers in the corresponding Explanation section below each group of questions (including providing to Buyer any additional documentation in Seller's possession), unless the "yes" answer is self-evident;
(4) promptly revise the Statement if there are any material changes in the answers to any of the questions prior to Closing and provide a copy of the same to the Buyer and any Broker involved in the transaction.

B. HOW THIS STATEMENT SHOULD BE USED BY BUYER. Caveat emptor or "buyer beware" is the law in Georgia. Buyer should conduct a thorough inspection of the Property. If Seller has not occupied the Property or has not recently occupied the Property, Seller's Knowledge of the Property's condition may be limited. Buyer is expected to use reasonable care to inspect the Property and confirm that it is suitable for Buyer's purposes. If an inspection of the Property reveals problems or areas of concern that would cause a reasonable Buyer to investigate further, Buyer should investigate further. A "yes" or "no" answer to a question means "yes" or "no" to the actual Knowledge and belief of all Sellers of the Property. In other words, if a Seller answers "no" to a question, it means Seller has no Knowledge whether such condition exists on the Property. As such, Seller's answers should not be taken as a warranty or guaranty of the accuracy of such answers, nor a substitute for Buyer doing its own due diligence.

C. SELLER DISCLOSURES.

1. GENERAL:	**YES**	**NO**
(a) What year was the main residential dwelling constructed? 2023		
(b) Is the Property vacant?	☐	☑
If yes, how long has it been since the Property has been occupied? September 2023		
(c) Is the Property or any portion thereof leased?	☐	☑
(d) Has the Property been designated as historic or in a historic district where permission must be received to make modifications and additions?	☐	☑

EXPLANATION:
Na

2. COVENANTS, FEES, and ASSESSMENTS:	**YES**	**NO**
(a) Is the Property subject to a recorded Declaration of Covenants, Conditions, and Restrictions ("CC&Rs") or other similar restrictions?	☐	☑
(b) Is the Property part of a condominium or community in which there is a community association? **IF YES, SELLER TO COMPLETE AND PROVIDE BUYER WITH A "COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT" GAR F322.**	☑	☐

EXPLANATION:
Na

3. LEAD-BASED PAINT:	**YES**	**NO**
(a) Was any part of the residential dwelling on the Property or any painted component, fixture, or material used therein constructed or manufacture prior to 1978? **IF YES, THE "LEAD-BASED PAINT EXHIBIT" GAR F316 MUST BE EXECUTED BY THE PARTIES AND THE "LEAD-BASED PAINT PAMPHLET" GAR CB04 MUST BE PROVIDED TO THE BUYER.**	☐	☑

4. STRUCTURAL ITEMS, ADDITIONS AND ALTERATIONS:	YES	NO
(a) Has there been any settling, movement, cracking or breakage of the foundations or structural supports of the improvements?	☐	☑
(b) Have any structural reinforcements or supports been added?	☐	☑
(c) Have there been any additions, structural changes, or any other major alterations to the original improvements or Property, including without limitation pools, carports or storage buildings?	☐	☑
(d) Has any work been done where a required building permit was not obtained?	☐	☑
(e) Are there violations of building codes, housing codes, or zoning regulations (not otherwise grandfathered)?	☐	☑
(f) Have any notices alleging such violations been received?	☐	☑
(g) Is any portion of the main dwelling a mobile, modular or manufactured home?	☐	☑
(h) Was any dwelling or portion thereof (excluding mobile, modular and manufactured dwelling) moved to the site from another location?	☐	☑

EXPLANATION:

Na

5. SYSTEMS and COMPONENTS:	YES	NO
(a) Has any part of the HVAC system(s) been replaced during Seller's ownership?	☐	☑
(b) Date of last HVAC system(s) service: ______		
(c) Is any heated and cooled portion of the main dwelling not served by a central heating and cooling system?	☐	☑
(d) Is any portion of the heating and cooling system in need of repair or replacement?	☐	☑
(e) Does any dwelling or garage have aluminum wiring other than in the primary service line?	☐	☑
(f) Are any fireplaces decorative only or in need of repair?	☐	☑
(g) Have there been any reports of damaging moisture behind exterior walls constructed of synthetic stucco?	☐	☑
(h) Is there any Spray Polyurethane Foam (SPF) insulation in the Property?	☐	☑
(i) Are any systems/components subject to a lease or rental payment plan (i.e. HVAC, security system, appliances, alternate energy source systems, etc.)?	☐	☑
(j) Are there any remotely accessed thermostats, lighting systems, security camera, video doorbells, locks, appliances, etc. servicing the Property?	☐	☑

EXPLANATION:

Na

6. SEWER/PLUMBING RELATED ITEMS:	YES	NO
(a) Approximate age of water heater(s): 1 years		
(b) What is the drinking water source: ☑ public ☐ private ☐ well		
(c) If the drinking water is from a well, give the date of last service: ______		
(d) If the drinking water is from a well, has there ever been a test the results of which indicate that the water is not safe to drink? If yes, date of testing: ______	☐	☑
(e) What is the sewer system: ☑ public ☐ private ☐ septic tank		
(f) If the Property is served by a septic system, how many bedrooms was the septic system approved for by local government authorities? ______		
(g) Is the main dwelling served by a sewage pump?	☐	☑
(h) Has any septic tank or cesspool on Property ever been professionally serviced?	☐	☑
If yes, give the date of last service: ______		
(i) Are there any leaks, backups, or other similar problems with any portion of the plumbing, water, or sewage systems or damage therefrom?	☐	☑
(j) Is there presently any polybutylene plumbing, other than the primary service line?	☐	☑
(k) Has there ever been any damage from a frozen water line, spigot, or fixture?	☐	☑

EXPLANATION:

Na

7. ROOFS, GUTTERS, and DOWNSPOUTS:	YES	NO
(a) Approximate age of roof on main dwelling: 1 years.		
(b) Has any part of the roof been repaired during Seller's ownership?	☐	☑
(c) Are there any roof leaks or other problems with the roof, roof flashing, gutters, or downspouts?	☐	☑

EXPLANATION:

Na

8. FLOODING, DRAINING, MOISTURE, and SPRINGS:	YES	NO
(a) Is there now or has there been any water intrusion into the basement, crawl space or other interior parts of any dwelling or garage or damage therefrom from the exterior?	☐	☑
(b) Have any repairs been made to control water intrusion into the basement, crawl space, or other interior parts of any dwelling or garage from the exterior?	☐	☑
(c) Is any part of the Property or any improvements thereon presently located in a Special Flood Hazard Area?	☐	☑
(d) Has there ever been any flooding?	☐	☑
(e) Are there any streams that do not flow year round or underground springs?	☐	☑
(f) Are there any dams, retention ponds, storm water detention basins, or other similar facilities?	☑	☐

EXPLANATION:

Storm water pond behind the property.

9. SOIL AND BOUNDARIES:	YES	NO
(a) Are there any landfills (other than foundation backfill), graves, burial pits, caves, mine shafts, trash dumps or wells (in use or abandoned)?	☐	☑
(b) Is there now or has there ever been any visible soil settlement or movement?	☐	☑
(c) Are there any shared improvements which benefit or burden the Property, including, but not limited to a shared dock, septic system, well, driveway, alleyway, or private road?	☐	☑
(d) Are there presently any encroachments, unrecorded easements, unrecorded agreements regarding shared improvements, or boundary line disputes with a neighboring property owner?	☐	☑
(e) Are there any underground pipelines crossing the Property that do not serve the Property?	☐	☑

EXPLANATION:

Na

10. TERMITES, DRY ROT, PESTS, and WOOD DESTROYING ORGANISMS:	YES	NO
(a) Are you aware of any wildlife accessing the attic or other interior portions of the residence?	☐	☑
(b) Is there any damage or hazardous condition resulting from such wildlife intrusion; from insects (such as termites, bees and ants); or by fungi or dry rot?	☐	☑
(c) Is there presently a bond, warranty or service contract for termites or other wood destroying organisms by a licensed pest control company?	☐	☑
If yes, what is the cost to transfer? $ ______ What is the annual cost? ______		
If yes, company name/contact: ______		
Coverage: ☐ re-treatment and repair ☐ re-treatment ☐ periodic inspections only		
Expiration Date ______ Renewal Date ______		

EXPLANATION:

Na

11. ENVIRONMENTAL, HEALTH, and SAFETY CONCERNS:	YES	NO
(a) Are there any underground tanks or toxic or hazardous substances such as asbestos?	☐	☑
(b) Has Methamphetamine ("Meth") ever been produced on the Property?	☐	☑
(c) Have there ever been adverse test results for radon, lead, mold or any other potentially toxic or environmentally hazardous substances?	☐	☑

EXPLANATION:

Na

12. LITIGATION and INSURANCE:	YES	NO
(a) Is there now or has there been any litigation therein alleging negligent construction or defective building products?	☐	☑
(b) Has there been any award or payment of money in lieu of repairs for defective building products or poor construction?	☐	☑
(c) Has any release been signed regarding defective products or poor construction that would limit a future owner from making any claims?	☐	☑
(d) During Seller's ownership have there been any insurance claims for more than 10% of the value of the Property?	☐	☑
(e) Is the Property subject to a threatened or pending condemnation action?	☐	☑
(f) How many insurance claims have been filed during Seller's ownership? ______________		

EXPLANATION:

Na

13. OTHER HIDDEN DEFECTS:	YES	NO
(a) Are there any other hidden defects that have not otherwise been disclosed?	☑	☐

EXPLANATION:

Outlet for the dishwasher is not working but in process of being fixed. Dishwasher is working and no longer an issue.

14. AGRICULTURAL DISCLOSURE:	YES	NO
(a) Is the Property within, partially within, or adjacent to any property zoned or identified on an approved county land use plan as agricultural or forestry use?	☐	☑
(b) Is the Property receiving preferential tax treatment as an agricultural property?	☐	☑

It is the policy of this state and this community to conserve, protect, and encourage the development and improvement of farm and forest land for the production of food, fiber, and other products, and also for its natural and environmental value. This notice is to inform prospective property owners or other persons or entities leasing or acquiring an interest in real property that property in which they are about to acquire an interest lies within, partially within, or adjacent to an area zoned, used, or identified for farm and forest activities and that farm and forest activities occur in the area. Such farm and forest activities may include intensive operations that cause discomfort and inconveniences that involve, but are not limited to, noises, odors, fumes, dust, smoke, insects, operations of machinery during any 24-hour period, storage and disposal of manure, and the application by spraying or otherwise of chemical fertilizers, soil amendments, herbicides, and pesticides. One or more of these inconveniences may occur as the result of farm or forest activities which are in conformance with existing laws and regulations and accepted customs and standards.

ADDITIONAL EXPLANATIONS (If needed):

Na

D. FIXTURES CHECKLIST

1. **Directions on How to Generally Fill Out Fixtures Checklist. REGARDLESS OF WHETHER AN ITEM IS A FIXTURE OR NOT, SELLER SHALL HAVE THE RIGHT TO REMOVE ALL ITEMS ON THE FIXTURES CHECKLIST BELOW THAT ARE LEFT BLANK. THE ITEMS ON THE CHECKLIST BELOW THAT ARE CHECKED OR MARKED SHALL REMAIN WITH THE PROPERTY.** Unless otherwise indicated, if an item is left blank, the Seller may remove all of that item from the Property. For example, if "Refrigerator" is left blank, Seller shall remove all Refrigerators on the Property, unless otherwise noted. Similarly, if "Refrigerator" is checked or marked in the Fixtures Checklist, then all refrigerators shall remain with the Property unless otherwise noted. This Fixtures Checklist is intended to supersede the common law of fixtures with regard to the items identified below. The common law of fixtures shall apply to all items not identified on this Fixtures Checklist.

2. **Items Not Remaining with the Property.** Items identified as not remaining with the Property that are physically attached to the Property shall be carefully removed from the Property in a manner designed to do minimal damage, but such items do not need to be replaced with a similar item. Seller shall make reasonable efforts to repair areas damaged by the removal of an item. Reasonable efforts to repair damage shall not extend to painting newly exposed areas that do not match the surrounding paint color. (Seller is encouraged, but shall not be required, to remove fixtures not remaining with the Property prior to marketing the Property for sale). Seller shall remove all items left blank below prior to Closing or the transfer of possession, whichever is later. Seller shall lose the right to remove those items not timely removed but shall be liable to Buyer for the reasonable cost of disposing such items provided that Buyer disposes of them within 30 days after Closing or the transfer of possession, which is later.

3. **Items Remaining with Property.** Items identified as remaining with the Property shall mean those specific items, including any solely necessary or required controller, as they existed in the Property as of the Offer Date. No such item shall be removed from the Property unless it is broken or destroyed. In the event such item is removed, it shall be replaced with a substantially identical item, if reasonably available. If not reasonably available, it shall be replaced with a substantially similar item of equal quality and value, or better. The same or newer model of the item being replaced in the same color and size and with the same functions or

better shall be considered substantially identical. Once the Seller's Property is under contract, the items that may be removed and taken by the Seller, as reflected in this Seller's Property Disclosure Statement, may only be amended with the written consent of the Buyer of the Property.

Appliances
- ☐ Clothes Dryer
- ☐ Clothes Washing Machine
- ☑ Dishwasher
- ☑ Garage Door Opener
- ☑ Garbage Disposal
- ☐ Ice Maker
- ☑ Microwave Oven
- ☑ Oven
- ☐ Range
- ☐ Refrigerator w/o Freezer
- ☐ Refrigerator/Freezer
- ☐ Free Standing Freezer
- ☑ Surface Cook Top
- ☐ Trash Compactor
- ☐ Vacuum System
- ☑ Vent Hood
- ☐ Warming Drawer
- ☐ Wine Cooler

Home Media
- ☐ Amplifier
- ☐ Cable Jacks
- ☐ Cable Receiver
- ☐ Cable Remotes
- ☐ Intercom System
- ☐ Internet HUB
- ☐ Internet Wiring
- ☐ Satellite Dish
- ☐ Satellite Receiver
- ☐ Speakers
- ☐ Speaker Wiring
- ☑ Switch Plate Covers
- ☐ Television (TV)
- ☐ TV Antenna
- ☐ TV Mounts/Brackets
- ☐ TV Wiring

Interior Fixtures
- ☑ Ceiling Fan
- ☐ Chandelier
- ☑ Closet System
- ☐ Fireplace (FP)
- ☐ FP Gas Logs
- ☐ FP Screen/Door
- ☐ FP Wood Burning Insert
- ☑ Light Bulbs
- ☑ Light Fixtures
- ☑ Mirrors
  - ☐ Wall Mirrors
  - ☑ Vanity (hanging) Mirrors
- ☑ Shelving Unit & System
- ☑ Shower Head/Sprayer
- ☐ Storage Unit/System
- ☐ Window Blinds (and Hardware)
- ☑ Window Shutters (and Hardware)
- ☐ Window Draperies (and Hardware)
- ☐ Unused Paint

Landscaping / Yard
- ☐ Arbor
- ☐ Awning
- ☐ Basketball Post and Goal
- ☐ Birdhouses
- ☐ Boat Dock
- ☐ Fence - Invisible
- ☐ Dog House
- ☐ Flag Pole
- ☐ Gazebo
- ☑ Irrigation System
- ☐ Landscaping Lights
- ☐ Mailbox
- ☐ Out/Storage Building
- ☐ Porch Swing
- ☐ Statuary
- ☐ Stepping Stones
- ☐ Swing Set
- ☐ Tree House
- ☐ Trellis
- ☐ Weather Vane

Recreation
- ☐ Aboveground Pool
- ☐ Gas Grill
- ☐ Hot Tub
- ☐ Outdoor Furniture
- ☐ Outdoor Playhouse
- ☐ Pool Equipment
- ☐ Pool Chemicals
- ☐ Sauna

Safety
- ☐ Alarm System (Burglar)
- ☑ Alarm System (Smoke/Fire)
- ☐ Security Camera
- ☑ Carbon Monoxide Detector
- ☑ Doorbell
- ☐ Door & Window Hardware
- ☐ Fire Sprinkler System
- ☐ Gate
- ☐ Safe (Built-In)
- ☑ Smoke Detector
- ☑ Window Screens

Systems
- ☐ A/C Window Unit
- ☐ Air Purifier
- ☐ Whole House Fan
- ☐ Attic Ventilator Fan
- ☐ Ventilator Fan
- ☐ Car Charging Station
- ☐ Dehumidifier
- ☐ Generator
- ☐ Humidifier
- ☐ Propane Tank
- ☐ Propane Fuel in Tank
- ☐ Fuel Oil Tank
- ☐ Fuel Oil in Tank
- ☐ Sewage Pump
- ☐ Solar Panel
- ☐ Sump Pump
- ☑ Thermostat
- ☐ Water Purification System
- ☐ Water Softener System
- ☐ Well Pump

Other
- ☐ ____________________
- ☐ ____________________
- ☐ ____________________
- ☐ ____________________

Clarification Regarding Multiple Items. Items identified above as remaining with Property where Seller is actually taking one or more of such items shall be identified below. For example, if "Refrigerator" is marked as staying with the Property, but Seller is taking the extra refrigerator in the basement, the extra refrigerator and its location shall be described below. This section shall control over any conflicting or inconsistent provisions contained elsewhere herein.

Na

Items Needing Repair. The following items remaining with Property are in need of repair or replacement:

Na

RECEIPT AND ACKNOWLEDGEMENT BY BUYER

Buyer acknowledges receipt of this Seller's Property Disclosure Statement.

SELLER'S REPRESENTATION REGARDING THIS STATEMENT

Seller represents that the questions in this Statement have been answered to the actual knowledge and belief of all Sellers of the Property

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or Assigns dotloop verified 10/28/25 6:49 PM PDT YSPM-BCLA-S0VI-AKGK

1 Buyer's Signature

Arrived Fund Manager, LLC

Print or Type Name

Date

Megan Creager dotloop verified 06/14/25 10:52 AM EDT DDZ1-QH45-Y62W-LPHR

1 Seller's Signature

Megan Creager

Print or Type Name

6/14/2025

Date

2 Buyer's Signature

Print or Type Name

Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

☐ **Additional Signature Page (F267) is attached.**

CLOSING ATTORNEY ACTING AS HOLDER OF EARNEST MONEY EXHIBIT " A E "

MC 10/29/25 dotloop verified

[Closing Attorney must still consent to serve as Holder using F511]

2022 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/28/2025 for the purchase and sale of that certain property known as: 194 Gavin Way, Rincon, GA 31326 , Georgia ("Agreement").

1. **Closing Attorney Shall Act as Holder.** The Closing Attorney named in this Agreement shall be the Holder of the earnest money and other trust funds referenced in this Agreement subject to the Closing Attorney timely: a) agreeing to serve; b) signing the appropriate documents; and c) timely delivering the same to Buyer and Seller as more particularly described below.
2. **Buyer Must Timely Deliver Certain Documents to Closing Attorney Acting as Holder of Earnest Money.** When the Closing Attorney has been named as Holder in the Agreement, Buyer must deliver to Closing Attorney within two (2) business days from the Binding Agreement Date: a) the fully-signed and executed Agreement in its entirety ("Entire Contract"); and b) a copy or copies of the Escrow Agreement (F511) for the Closing Attorney to sign agreeing to become the Holder. Buyer must similarly deliver to Holder all amendments to the Entire Contract within two (2) business days of the date that the Amendment becomes binding.
3. **Closing Attorney Must Agree to Become Holder Within Three (3) Business Days of Receiving Entire Contract.** The Closing Attorney named as Holder shall not become the Holder unless within three (3) business days from the date that the Closing Attorney receives the Entire Contract, the Closing Attorney has: a) countersigned the Agreement of Closing Attorney to serve as Holder (GAR Form F511, and sometimes referred to as "Escrow Agreement") without change or modification so except for filling in the blanks contained therein; and b) delivered the same to Buyer and Seller. When this occurs, Closing Attorney's rights and duties as Holder and the timeframe for completing the same shall commence.
4. **Rights and Duties of Closing Attorney Acting as Holder.** Notwithstanding any provision to the contrary contained in the Agreement, Closing Attorney acting as Holder shall have all of the pre-printed rights and duties of Holder set forth in the GAR Purchase and Sale Agreement (a copy of which is incorporated herein by reference), regardless of whether such rights and duties are set forth in this Agreement. In the event of a conflict between this Agreement and the pre-printed right and duties of Holder set forth in the GAR Purchase and Sale Agreement, the latter shall control unless otherwise agreed to in writing by Buyer, Seller, and Holder. In the event the transaction does not close, Closing Attorney shall not have a right to deduct any of attorney's costs or fees pertaining to the Closing from the earnest money or other trust funds being held by Closing Attorney, except as may be provided elsewhere herein.
5. **Earnest Money Must Be Paid to Closing Attorney Acting as Holder by Wire Transfer.** Buyer shall be responsible for paying all earnest money and other Buyer trust funds to the Closing Attorney acting as Holder by wire transfer of immediately available funds or by such other method deemed acceptable and/or required by Closing Attorney, as the case may be.
6. **Failure of Closing Attorney to Become Holder.** If the Closing Attorney named as Holder has not become Holder because the Closing Attorney rejects being the Holder or fails to timely become Holder, then: a) the Alternate Holder named below, who must be a broker in this transaction, shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same. The signature of the Alternate Holder to the Agreement at the time it is first signed shall be deemed consent of the Alternate Holder to serve as Holder. The Alternate Holder's duties and the timeline for performing those duties shall commence when the Alternate Holder becomes the Holder.
7. **Alternate Holder.** The Buyer must immediately notify all parties if the Closing Attorney fails to become Holder. The Alternate Holder, who must be a broker in this transaction, shall be .
In the event an Alternate Holder is not named, the Alternate Holder shall be the Buyer's Broker.
8. **Closing Attorney Holding Earnest Money in All-Cash Transaction.** In an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the Closing Attorney can hold the earnest money (and other trust funds), but in the event of a dispute between the parties regarding the disbursement of the funds, the Closing Attorney shall not disburse the funds based upon a reasonable interpretation of the Agreement. Instead and notwithstanding any provision to the contrary contained in this agreement, in the event of a dispute regarding the earnest money in an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the only remedy available to the Closing Attorney to resolve the dispute regarding the disbursement of earnest money shall be to interplead the funds into a court of competent jurisdiction.
9. **Notices To and From Holder.** The notice procedures in the Agreement shall control with regard to all notices to and from Holder. Holder's contact information is set forth in signature pages to this Agreement.
10. **Closing Attorney's Contact Information.** The Closing Attorney named below shall be the Holder in this transaction.

Closing Attorney: Hankin & Pack, PLLC - GA Office
Address: 11675 Great Oaks Way, Suite 102
Al haretta GA 30022
Phone Number: [redacted]
Fax Number:
Email:

Buyer's Initials: ______ JT 10/28/25 6:49 PM PDT dotloop verified ____________ Seller's Initials: ______ MC 10/29/25 3:28 PM EDT dotloop verified ____________